Exhibit 5.2

August 19, 2009

Argo Group International Holdings, Ltd. 110 Pitts Bay Road Pembroke HM08 Bermuda	DIRECT LINE: E-MAIL: OUR REF:	441-299-4902 david.doyle@conyersdillandpearman.com DJD/383827/corp295730

Dear Sirs

Argo Group International Holdings, Ltd. (“Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form S-3 filed with the United States Securities and Exchange Commission (the “Commission”) on August 19, 2009 (“Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the shelf registration under the United States Securities Act of 1933, as amended, (the “Securities Act”) of common shares, par value US$1.00 each (“Common Shares”), preferred shares, par value US$1.00 each (“Preferred Shares” and, together with Common Shares, “Equity Securities”, which term includes any common shares or preferred shares to be issued pursuant to the conversion, exchange or exercise of any other securities), depositary shares of the Company (“Depositary Shares”), senior debt securities (“Senior Debt Securities”), subordinated debt securities (“Subordinated Debt Securities” and, together with Senior Debt Securities, “Debt Securities”), warrants (“Warrants”), share purchase contracts to purchase Common Shares, Preferred Shares or Depositary Shares (“Contracts”) and units consisting of any combination of the foregoing securities (“Units”) of the Company (collectively, the “Securities”) and guarantees (“Guarantees”) that will be executed and delivered from time to time for the benefit of the holders of trust preferred securities issued by the Argo Group Statutory Trust.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and bye-laws of the Company, each certified by the Assistant Secretary of the Company on August 13, 2009, copies of the minutes of a meeting of the board of directors of the Company (the “Board”) held on August 3, 2009 (the “Minutes”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinions set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the

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form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Minutes remain in full force and effect and have not been, and will not be, rescinded or amended, (e) that the memorandum of association and bye-laws of the Company will not be amended in any manner that would affect the opinions set forth herein, (f) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (g) that the Company will have sufficient authorised share capital to effect the issue of any of the Equity Securities at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities, (h) that the Company’s shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981, (“Companies Act”), and the consent to the issue and free transfer of the Securities given by the Bermuda Monetary Authority as of June 1, 2005 will not have been revoked or amended at the time of issuance of any Securities, (i) that the form and terms of any Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preferred Shares) or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants, Contracts and Units), the issuance and sale thereof by the Company, and its incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any Guarantee, related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda, (j) that all necessary corporate action will be taken to authorise and approve any issuance of Securities (including, if Preferred Shares are to be issued, all necessary corporate action to establish one or more series of Preferred Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions attaching thereto), the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto, (k) that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the Board, the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto) and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, (l) that, upon the issue of any Equity Securities, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (m) that the applicable purchase, underwriting or similar agreement, any Debt Security, any indenture and any supplement thereto and any other agreement or other document relating to any Security and any Guarantee will be valid and binding in accordance with its terms of its governing law; (n) that the Company will comply, to the extent applicable, with the requirements of Part III of the Companies Act entitled

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“Prospectuses and Public Offers”, (o) the capacity, power and authority of all parties other than the Company to enter into and perform their respective obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto, (p) that none of the parties to such documents will have carried on or will carry on activities, other than the performance of their obligations under such documents, which would constitute the carrying on of investment business in or from Bermuda and that none of the parties to such documents, other than the Company, will perform its obligations under such documents in or from Bermuda.

The obligations of the Company in connection with any Security or Guarantee and any indenture or other agreement or document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, and (d) may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Securities by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.

Upon the due issuance of Common Shares and/or Preferred Shares and upon payment of the consideration therefor, such Common Shares and/or Preferred Shares will be validly issued, fully paid and non-assessable (which term means, when used herein,

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that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	(1) Upon the due issuance of (a) Senior Debt Securities of any series; (b) Subordinated Debt Securities of any series; (c) Depositary Shares; (d) Warrants; (e) Contracts; and (f) Units and, upon payment of the consideration therefor, the foregoing securities will be validly issued (except in the case of any Equity Securities forming part of a Unit) and (2) upon the due execution and delivery of the Guarantees, the foregoing securities and the Guarantees will constitute valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this Firm under the captions “MATERIAL TAX CONSIDERATIONS–Certain Bermuda Tax Considerations”, “LEGAL MATTERS” and “ENFORCEABILITY OF CIVIL LIABILITES UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS”.

In giving our consent, we make no admission that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ CONYERS DILL & PEARMAN

CONYERS DILL & PEARMAN